EXHIBIT 99.5







November 30, 1995

Nova International Films, Inc.
501 S.E. Columbia Shores Boulevard
Suite 350
Vancouver, Washington 98661

Attention: William Rifkin, Chairman

Gentlemen:

     We refer to the Acquisition Agreement between Nova International Films, Inc. ("Nova") and Epic Productions, Inc. ("Epic") dated as of March 3, 1993 (the "Acquisition Agreement"). Pursuant to the terms of the Acquisition Agreement, Epic acquired Nova's debt to Credit Lyonnais Bank Nederland N.V. ("CLBN"), except $3,000,000 of such indebtedness which was restructured and converted to nonrecourse debt payable only from operating receipts from the motion picture entitled "Triumph of the Spirit". The $3,000,000 indebtedness was evidenced by a promissory note dated May 12, 1993 executed by Nova in favor of CLBN. All obligations evidenced by such promissory note are herein referred to as the "Nonrecourse Obligations". All agreements, documents and instruments related to the Nonrecourse Obligations including, without limitation, those evidenced by that certain Loan Agreement and Security Assignment dated as of December 21, 1989, as amended to date, between CLBN and Nova and all security agreements related thereto are herein referred to as the "Loan Documents".

     As further consideration of the transaction contemplated by the Acquisition Agreement, the parties hereto agree as follows:

     1.  ASSIGNMENT; CONSENT.

          (a) ASSIGNMENT OF NON-RECOURSE OBLIGATIONS.   Nova hereby assigns
the Nonrecourse Obligations to Epic.

          (b) ASSIGNMENT OF LOAN AGREEMENTS. Nova hereby assigns all rights and delegates all obligations under the Loan Documents to Epic.

          (c) ACCEPTANCE OF ASSIGNMENT. Epic hereby accepts the assignment of the Nonrecourse Obligations and the assignment and delegation of all rights and obligations under the Loan Documents.

          (d)  CONSENT.   CLBN  hereby consents to the foregoing assignment
and delegation.

          (e) RETURN OF NOTE.  CLBN  hereby agrees to return the promissory
note   (the  "Existing  Note")  evidencing   the   $3,000,000   Nonrecourse
Obligations to Nova.

          (f) NEW NOTE. Epic agrees to execute and deliver to CLBN a note in the form and substance attached hereto as Exhibit "A" to replace the Existing Note.

          (g) FURTHER ASSURANCES. Nova and Epic hereby each agree to take such further acts and execute such documents, agreements and instruments as shall be necessary or appropriate to effectuate any of the foregoing assignments and delegations and to maintain all security interests in favor of CLBN in full force and effect.

     2.  RELEASES.

          (a) Reference is made to the following releases, each dated May 12, 1993:

               (i) the release executed by Byzantine Fire, Inc., a California corporation, Wings of The Apache, Inc., a California corporation, and A/R Productions, Ltd., a California corporation (collectively the "Subsidiary Corporations"), and Epic in favor of Nova, William Rifkin, Martin Rifkin and Nova's attorneys (the "Epic Release");

               (ii) the release executed by Nova in favor of Epic and each of the Subsidiary Corporations, their respective direct and indirect shareholders, attorneys, officers and directors (the "Nova Release"); and

               (iii) the release executed by William Rifkin in favor of Epic and each of the Subsidiary Corporations, their respective direct and indirect shareholders, attorneys, officers and directors (the "Rifkin Release");

The Epic Release, the Nova Release and the Rifkin Releases are herein referred to as the "Releases".

          (b) AMENDMENT TO RELEASES. The second to the last paragraph on page 2 of each of the Releases is hereby amended to read in full as follows:

     "This Release shall not apply to the obligations set forth in the Acquisition Agreement."
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     Kindly confirm your agreement to the foregoing  by executing a copy of this letter where indicated below. This agreement will become effective when executed by all parties and may be executed in counterparts.

Very truly yours,

Epic Productions, Inc.,
a California corporation

By: S/
    John Peters, President

Byzantine Fire, Inc.,
a California corporation

By: S/

Wings of The Apache, Inc.,
a California corporation

By: S/

A/R Productions, Ltd.,
a California corporation

By: S/

Credit Lyonnais Bank
Nederland N.V.

By: S/

Agreed and accepted as of
the date set forth above.

Nova International Films, Inc.
a Delaware corporation

By: S/
    William Rifkin, Chairman

S/
William Rifkin, an individual


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